Exhibit 10.14

Zero Gravity Solutions, Inc.

Assignment

As a below named inventor or joint inventor of an invention or improvement entitled:

COPPER/ZINC SUPEROXIDE DISMUTASE (SOD) FORMULATION FOR THE TREATMENT OF TRAUMAS INCLUDING AMYOTROPIC LATERAL SCLEROSIS

assigned U.S. patent application serial number 14/244,084 filed April 3, 2014 and International Patent serial number PCT/US15/24045 filed April 2, 2015.

WHEREAS, Zero Gravity Solutions, Inc., a Corporation, having its principal office and place of business at 190 N.W. Spanish River Blvd., Suite 101, Boca Raton, Florida, 33431, has obtained the entire right, title and interest in, to and under the said invention and the said application in the United States of America and in any and all countries foreign thereto;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I have sold, assigned, transferred, and set over, said Zero Gravity Solutions, Inc., its successors, legal representatives, and assigns, my entire right, title and interest in, to, and under the said invention, and the said applications, and all divisional, renewal, substitutional, and continuation applications thereof, and all Letters Patent of the United States of America which may be granted thereof and all reissues and extensions hereof, and all applications for Letters Patent which may be filed for said invention in any country or countries foreign to the United States of America, including all rights of priority, all rights to publish cautionary notices reserving ownership of said invention, all rights to register said invention in appropriate registries, and all Letters Patent which may be granted for said invention in any country or countries foreign to the Unites States of America, and all extensions, renewals, and reissues thereof, and I hereby authorize and request the Commissioner of Patents and Trademarks of the United States of America, whose duty it is to issue patents on applications as aforesaid, to issue all Letters Patent for said invention to said Zero Gravity Solutions, Inc., its successors, legal representatives, and assigns, in accordance with the terms of this instrument.

And I hereby covenant that I had full right to convey the entire interest herein assigned, and that I have not executed, and will not execute, any agreement in conflict herewith.

And I hereby further covenant and agree that I will communicate to said Zero Gravity Solutions, Inc., its successors, legal representatives, and assigns, any fact known to me respecting said invention, and testify in any legal proceeding, sign all lawful papers, execute all divisions, renewal, substitutional, continuing, and reissue applications, make all rightful declarations and/or oaths and generally do everything possible to aid said Zero Gravity Solutions, Inc., its successors, legal representatives, and assigns, to obtain and enforce proper patent protection for said invention in all countries.

In the event Zero Gravity Solutions, Inc., any successor, division or sub-division thereof, become legally insolvent, enters into bankruptcy to re-organize or is prosecuted and found guilty of any criminal activity this assignment will be deemed null, void and terminated immediately. All rights transferred under this Assignment will revert to John Wayne Kennedy. No trustee, receiver or Court of competent jurisdiction or other outside entity has or will have or hold any right or rights to transfer or convey. Should Zero Gravity Solutions, Inc., any successor, division or sub-division thereof be included or implicated in any legal action of any kind, John Wayne Kennedy, shall have first priority interest in any intellectuality property transferred by this assignment, including future improvements thereof, over all class of stockholders in Zero Gravity Solutions, Inc., any successor, division or sub-division thereof.

IN TESTIMONY WHEREOF, I authorize and affirm said assignments with the signature(s) set forth below on the indicated date(s).

Inventor:

/s/ John Wayne Kennedy	12/9/15
John Wayne Kennedy	Date

On behalf of Zero Gravity Solutions, Inc.:

/s/ Glenn A. Stinebaugh	November 11, 2015
(signature)	Date

Glenn A. Stinebaugh
(printed name)

CEO
(Title at Zero Gravity Solutions, Inc.)